UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 3, 2009

Aon Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	1-7933	36-3051915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 East Randolph Street, Chicago, Illinois (Address of Principal Executive Offices)		60601 (Zip Code)

Registrant’s telephone number, including area code: (312) 381-1000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On August 3, 2009, Aon Limited, a subsidiary of Aon Corporation (the “Company”), entered into a letter agreement (the “Agreement”) with Stephen P. McGill, Chairman and Chief Executive Officer of Aon Risk Services Worldwide, and one of the Company’s named executive officers.  The Agreement modified the terms of Mr. McGill’s employment arrangement in the following respects:

(i)                                    the duration of Mr. McGill’s overseas assignment to the U.S. operations of the Company was extended from June 30, 2009 to cover the remainder of his existing employment arrangement that extends through January 1, 2013;

(ii)                                 effective May 1, 2009, Mr. McGill’s base salary was fixed at US$ 1,100,000 per annum payable monthly to alleviate the administrative burdens related to significant shifts in the foreign exchange rate between the U.S. and the U.K. Mr. McGill’s base salary for 2009 will be approximately the same as his base salary in 2008 when calculated in U.S. dollars;

(iii)                              effective January 1, 2010, Mr. McGill will no longer be eligible to participate in the Company’s tax equalization policy for expatriates;

(iv)                             effective January 1, 2010, the Company’s obligation to provide a tax gross-up on Mr. McGill’s annual expatriate allowance will cease;

(v)                                effective July 1, 2009, the Company’s obligation to make contributions to Mr. McGill’s personal pension plan in the U.K. in the amount of 25% of his base salary ceased; and

(vi)                             effective January 1, 2010, the Company will be obligated to make an annual cash lump sum payment in partial replacement of the personal pension benefits referenced above. Such amount will be the US$ equivalent of GB£ 45,000 per annum, as calculated and adjusted pursuant to the terms of the Agreement.

The foregoing summary is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)—(c)    Not applicable.

(d)            Exhibits:

Exhibit Number	Description of Exhibit
10.1	Letter Agreement dated August 3, 2009 between Aon Limited and Stephen P. McGill.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aon CORPORATION

	By:	/s/ Jennifer L. Kraft
Jennifer L. Kraft
Vice President and Secretary
Date: August 4, 2009

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	Letter Agreement dated August 3, 2009 between Aon Limited and Stephen P. McGill.